      As filed with the Securities and Exchange Commission on May 7, 2002

                                                      Registration No. 333-_____
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                 Varian Semiconductor Equipment Associates, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

         Delaware                                         77-0501994
(State or Other Jurisdiction of                        (I.R.S. Employer
Incorporation or Organization)                        Identification No.)

 35 Dory Road, Gloucester, Massachusetts                    01930
(Address of Principal Executive Offices)                  (Zip Code)

  Varian Semiconductor Equipment Associates, Inc. Employee Stock Purchase Plan
                            (Full Title of the Plan)

                                  Gary L. Loser
                       Vice President and General Counsel
                                  35 Dory Road
                         Gloucester, Massachusetts 01930
                     (Name and Address of Agent For Service)
                                 (978) 281-2000
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
Title of Securities                               Proposed Maximum       Proposed Maximum
to be  Registered           Amount to be         Offering Price Per     Aggregate Offering          Amount of
                           Registered(1)                Share                  Price            Registration Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01
par value per share        150,000 shares             $46.35(2)            $6,952,500(2)             $639.63
--------------------------------------------------------------------------------------------------------------------


(1) In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on May 2, 2002.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Item 1. Plan Information.

     The information required by Item 1 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

     Item 2. Registrant Information and Employee Plan Annual Information.

     The written statement required by Item 2 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3. Incorporation of Documents by Reference.

     The Registration Statement on Form 10, as amended, previously filed by Varian Semiconductor Equipment Associates, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") is incorporated by reference in this Registration Statement (including the description of the Registrant's common stock and amendments and reports to update that information).

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

     Item 4. Description of Securities.

     Not applicable.

     Item 5. Interests of Named Experts and Counsel.

     Hale and Dorr LLP has opined as to the legality of the securities being offered by this registration statement.

     Item 6. Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") authorizes a Delaware corporation to indemnify officers, directors, employees and agents of the corporation, in connection with actual or threatened actions, suits or proceedings provided that such officer, director, employee or agent acted in good faith and in a manner such officer reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. This authority is sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

     The Registrant's Restated Certificate of Incorporation and By-laws provide for indemnification of officers and directors to the fullest extent permitted by Delaware Law. In addition, the Registrant has, and intends in the future to enter into, agreements to provide indemnification for directors and officers in addition to that contained in the Restated Certificate of Incorporation and By-laws.

     Item 7. Exemption from Registration Claimed.

     Not applicable.

     Item 8. Exhibits.

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

     Item 9. Undertakings.

     1. Item 512(a) of Regulation S-K. The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. Item 512(b) of Regulation S-K. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gloucester, Commonwealth of Massachusetts, on this 7th day of May, 2002.

                               VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

                               By:   /s/ Richard A. Aurelio
                                     --------------------------------------
                                     Richard A. Aurelio
                                     Chairman of the Board of Directors and
                                     Chief Executive Officer


                        POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of Varian Semiconductor Equipment Associates, Inc., hereby severally constitute and appoint Richard A. Auerlio, Ernest L. Godshalk, III, Robert J. Halliday and Gary L. Loser, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Varian Semiconductor Equipment Associates, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                     Title                              Date
      ---------                     -----                              ----

/s/ Richard A. Aurelio       Chairman of the Board of             May 7, 2002
----------------------       Directors and Chief Executive
Richard A. Aurelio           Officer (Principal executive
                             officer)

/s/ Robert J. Halliday       Vice President and Chief             May 7, 2002
----------------------       Financial Officer (Principal
Robert J. Halliday           financial and accounting officer)

/s/ George W. Chamillard     Director                             May 7, 2002
------------------------
George W. Chamillard

      Signature                     Title                              Date
      ---------                     -----                              ----

/s/ Robert W. Dutton         Director                              May 7, 2002
--------------------
Robert W. Dutton

/s/ Ernest L. Godshalk, III  Director                              May 7, 2002
---------------------------
Ernest L. Godshalk, III

/s/ Angus A. MacNaughton     Director                              May 7, 2002
------------------------
Angus A. MacNaughton

/s/ Elizabeth E. Tallett     Director                              May 7, 2002
------------------------
Elizabeth E. Tallett

                                INDEX TO EXHIBITS

Number   Description
------   -----------
4.1(1)   Restated Certificate of Incorporation of the Registrant

4.2(1)   By-Laws of the Registrant

5.1      Opinion of Hale and Dorr LLP, counsel to the Registrant

23.1     Consent of Hale and Dorr LLP
         (included in Exhibit 5.1)

23.2     Consent of PricewaterhouseCoopers LLP

24.1 Power of attorney (included on the signature pages of this registration statement)
------------
(1) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Registration Statement on Form 10, as amended (File No. 000-25395), and incorporated herein by reference.